UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2018

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37527	76-0307819
(Commission File Number)	(IRS Employer Identification No.)

1033 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Arrangements of Certain Officers

On July 10, 2018, Richard Kirschenbaum resigned as a director of Xcel Brands, Inc. (the “Company”).

On July 11, 2018, James D. Fielding was appointed as a director of the Company and to the Compensation Committee of the Board of Directors.

James D. joined our Board July 11, 2018. Since January 1, 2017, Mr. Fielding currently has served as President Consumer Products and Innovation at Twentieth Century Fox Film Corporation and Fox Network Group, one of the major American film studios. A 25-year veteran in the consumer retail space, Fielding previously served as the Global Head of Consumer Products for Dreamworks Animation and Awesomeness TV. Prior to that, Fielding served as the CEO of Claire’s Stores Inc., where he oversaw strategic growth and international development for the retail chain’s 3,000-plus stores worldwide. Previously, he was the President of Disney Stores Worldwide, a role in which he led a $1.2 billion global business that operated 360 stores in 12 countries, as well as the DisneyStore.com e-commerce business. Prior to his 11-year tenure at the Walt Disney Company, Fielding served as General Merchandise Manager for the co-ed division of Lands’ End. He previously held several key roles in the merchandising world at companies such as the Gap, the J. Peterman Company and Dayton-Hudson.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of XCel Brands, Inc. dated July 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: July 16, 2018